SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                             FORM 8-K

                         CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934

                         Date of Report

                       October 9, 1996

                    CACI International Inc
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      (Exact name of registrant as specified in its Charter)

                            Delaware
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          (State or other jurisdiction of incorporation)

                             0-8401
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                    (Commission File Number)

                           54-1345888
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               (IRS Employer Identification No.)

                       1100 N. Glebe Road
                   Arlington, Virginia 22201
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        (Address of principal executive offices)(Zip Code)

                          (703) 841-7800
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        Registrant's telephone number, including area code
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ITEM 5.  OTHER EVENTS.

On October 1, 1996 CACI completed its acquisition of the business and most of the assets of Sunset Resources, Inc. (SRI) for $5.3 million in cash. CACI previously announced the signing of a Letter of Intent to acquire SRI on September 4, 1996.

With the acquisition of SRI, CACI has more than 3400 employees. SRI's current annual revenues are approximately $12 million. SRI provides engineering and information technology services to the US Air Force, and is expert in electronic commerce. SRI is headquartered in San Antonio, Texas and has offices close to Kelly Air Force Base in San Antonio, Texas and Tinker Air Force Base in Oklahoma City, Oklahoma.

A copy of CACI's October 1, 1996 press release regarding the acquisition of SRI is attached as an Exhibit to this Report on Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(99)(a) Press Release October 1, 1996 completion of the acquisition of SRI.

(99)(b) CACI International Inc, CACI, Inc., Sunset Resources,
Inc., Acquisition Agreement dated as of October 1, 1996.

                              SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc
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(Registrant)

By:    /s/                                Dated: October 9, 1996
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Jeffrey P. Elefante
Executive Vice President,
General Counsel & Secretary